UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2020
IAC/INTERACTIVECORP
(Exact name of registrant as specified in charter)

Delaware	001-39356	84-3727412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West 18th Street,	New York,	NY	10011
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (212) 314-7300
IAC HOLDINGS, INC
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	IAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 REGULATION FD DISCLOSURE.

During the quarter ended June 30, 2020, IAC/InterActiveCorp (the “Company” or the “Registrant”) realigned its reportable segments as follows:

•	the ANGI Homeservices, Vimeo and Dotdash reportable segments remain unchanged;

•
Search is a new reportable segment, which includes Ask Media Group, which was previously a separate reportable segment (and was reported in the Emerging & Other segment in the financial statements of Old IAC/InterActiveCorp prior to the Match Separation), and Desktop, which was previously included in the Applications reportable segment; and

•
Emerging & Other, which consists of Care.com, Mosaic Group, which was previously included in the Applications reportable segment, Bluecrew, Nursefly, The Daily Beast, IAC Films and the following businesses for periods prior to their sales: College Humor Media, which was sold on March 6, 2020, and CityGrid, Dictionary.com and Electus, which were sold in the fourth quarter of 2018.

Attached and incorporated herein by reference as Exhibit 99.1 is certain supplemental financial information reflecting the realignment of the Company’s reportable segments described above. Exhibit 99.1 is being furnished by the Registrant pursuant to Regulation FD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Supplemental financial information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ GLENN H. SCHIFFMAN
Name:	Glenn H. Schiffman
Title:	Executive Vice President and Chief Financial Officer
Date: July 20, 2020

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